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                                  EXHIBIT 23.1

                CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




Board of Directors
Phoenix Network, Inc.


       We have issued our reports dated March 28, 1996, accompanying the consolidated financial statements and schedule included in the annual report of Phoenix Network, Inc. on Form 10-K for the three years in the period ended December 31, 1995. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Phoenix Network, Inc. on Form S-8 (File No. 33-35844 effective July 12, 1990) and Form S-3, as amended (File No. 33-70672 effective February 25, 1994).





GRANT THORNTON LLP




San Francisco, California
March 28, 1996